Exhibit 99.1
REALNETWORKS ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS

SEATTLE — November 3, 2021 - RealNetworks, Inc. (Nasdaq: RNWK), an emerging leader in AI-based software and solutions, today announced its financial results* for the third quarter ended September 30, 2021.

•Revenue of $14.3 million, net loss attributable to RealNetworks of $(7.7) million and Adjusted EBITDA loss of $(2.7) million
•Continued revenue growth year-over-year for the Company’s AI-based businesses with 124% growth in SAFRTM and 12% growth in KONTXT
•Strong balance sheet with focus on targeted investments; unrestricted cash and cash equivalents of $29.0 million and no debt as of September 30, 2021
•Hired a new Games CEO, Simonetta Lulli Gómez, in October

Management Commentary
“In the third quarter we continued to make solid progress in our AI-based businesses, SAFR and KONTXT. My Number Card in Japan is a great example of customers deploying SAFR for important mission-critical uses in 2021,” said Rob Glaser, Founder, Chairman, and Chief Executive Officer of RealNetworks.

Mr. Glaser continued, “We’re excited about our new GameHouse CEO, Simonetta Lulli Gómez. She’s a terrific leader with a track record of great results. We’re confident that, over time, Simonetta will reinvigorate and drive growth and success in our Games business."

Third quarter 2021 Financial Highlights from Continuing Operations
•Revenue was $14.3 million, down 2% compared to $14.6 million in the prior quarter and down 13% compared to $16.6 million in the prior year period.
•Revenue from key growth initiatives, SAFR and KONTXT, increased 124% and 12%, respectively, compared to the prior year period. SAFR and KONTXT together grew to represent 31% of total Mobile Services revenue for the third quarter of 2021.
•Operating expenses increased $1.0 million, or 6%, from the prior quarter and $2.3 million, or 15%, from the prior year period. Included in this quarter’s operating expenses was a $2.0 million, one-time award modification in stock compensation.
•Net loss from continuing operations attributable to RealNetworks was $(7.7) million, or $(0.16) per diluted share, compared to a net loss of $(1.3) million, or $(0.03) per diluted share, in the prior quarter and a net loss of $(3.2) million, or $(0.08) per diluted share, in the prior year period. Included in net loss was a $2.0 million one-time stock award modification and $0.7 million related to restructuring charges associated with Games. In addition, net loss included a $1.2 million loss associated with our Napster investment.
•Adjusted EBITDA was a loss of $(2.7) million compared to a loss of $(4.3) million in the prior quarter and a loss of $(1.9) million in the prior year period.
•At September 30, 2021, the Company had $29.0 million in unrestricted cash and cash equivalents compared to $29.9 million at June 30, 2021 and $23.9 million at December 31, 2020.

Business Outlook
For the fourth quarter ending December 31, 2021, RealNetworks expects to achieve the following results from continuing operations:

•Total revenue is expected to be in the range of $12.5 million to $15.0 million.

•Adjusted EBITDA loss is expected to be in the range of $(5.5) million to $(3.5) million.

2021 is a year of investment that will position the Company for double-digit revenue growth beginning in 2022, excluding Games from the calculations.

Conference Call and Webcast Information
RealNetworks will host a conference call today to review its results and discuss its performance at approximately 4:30 p.m. ET / 1:30 p.m. PT. Participants may join the conference call by dialing 1-877-451-6152 (United States) or 1-201-389-0879 (International). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Wednesday, November 24, 2021, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number:
13724054.

A live webcast will be available on RealNetworks’ Investor Relations site under the Events & Presentations section at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks
Building on a rich history of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. Real's portfolio includes SAFR, the world's premier computer vision platform for live video; KONTXT, an industry leading NLP (Natural Language Processing) platform for text and multi-media analysis; and leveraging its digital media expertise, a mobile games business focused on the large free-to-play segment. For information about all of our products, visit www.realnetworks.com.

About Continuing and Discontinued Operations and Non-GAAP Financial Measures
*This release refers to “continuing” and “discontinued” operations due to the completion of the sale of Napster, RealNetworks’ 84%-owned subsidiary, to MelodyVR Group PLC, which closed on December 30, 2020. Effective as of the August 25, 2020 announcement date, Napster has been treated as a discontinued operation for accounting and disclosure purposes; therefore, unless otherwise noted, results presented in this release relate to the continuing operations of RealNetworks, which exclude Napster.

To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) from continuing operations to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.

The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non- GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, product plans, agreements with partners, Scener’s current and future activities, and certain remaining contingencies relating to the sale of Napster. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-

looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks; issues with the use of AI; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions and dispositions; challenges caused by the COVID-19 pandemic; disruptions in the global financial markets; volatility of our stock price; material asset impairment; continued declines in subscription revenue; difficulty recruiting and retaining key personnel; regulatory, tax, accounting, and cross-border risks; and risks related to our governance structure. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' latest annual report on Form 10-K for year ended December 31,
2020, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward- looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Brian M. Prenoveau, CFA
MZ North America
561-489-5315
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020

	(in thousands, except per share data)

Net revenue	$14,332	$16,554	$44,781	$50,461
Cost of revenue	3,119	4,062	10,370	12,429
Gross profit	11,213	12,492	34,411	38,032

Operating expenses:
Research and development	5,250	5,781	17,818	18,375
Sales and marketing	7,177	5,130	17,573	15,969
General and administrative	4,228	4,124	13,502	13,263
Fair value adjustments to contingent consideration liability	—	—	(1,040)	(200)
Restructuring and other charges	1,017	307	4,906	1,097

Total operating expenses	17,672	15,342	52,759	48,504

Operating loss	(6,459)	(2,850)	(18,348)	(10,472)

Other income (expenses):
Interest expense	(27)	(7)	(146)	(12)
Interest income	7	6	27	31
Gain on forgiveness of Paycheck Protection Program loan	—	—	2,897	—
Loss on equity and other investments, net	(1,229)	(37)	(6,070)	(90)
Other income (expense), net	46	(104)	2,066	63

Total other income (expenses), net	(1,203)	(142)	(1,226)	(8)

Loss from continuing operations before income taxes	(7,662)	(2,992)	(19,574)	(10,480)
Income tax expense	6	316	133	606

Net loss from continuing operations	(7,668)	(3,308)	(19,707)	(11,086)
Net loss from discontinued operations, net of tax	—	(1)	—	(2,466)
Net loss	(7,668)	(3,309)	(19,707)	(13,552)
Net loss attributable to noncontrolling interests of continuing operations	—	(77)	(244)	(196)
Net income (loss) attributable to noncontrolling interests of discontinued operations	—	6	—	(364)
Net loss attributable to RealNetworks	$(7,668)	$(3,238)	$(19,463)	$(12,992)

Net loss from continuing operations attributable to RealNetworks	$(7,668)	$(3,231)	$(19,463)	$(10,890)
Net loss from discontinued operations attributable to RealNetworks	—	(7)	—	(2,102)
Net loss attributable to RealNetworks	$(7,668)	$(3,238)	$(19,463)	$(12,992)

Net loss per share attributable to RealNetworks- Basic:
Continuing operations	$(0.16)	$(0.08)	$(0.45)	$(0.28)
Discontinued operations	—	—	—	(0.06)
Net loss per share attributable to RealNetworks- Basic	$(0.16)	$(0.08)	$(0.45)	$(0.34)

Net loss per share attributable to RealNetworks- Diluted:
Continuing operations	$(0.16)	$(0.08)	$(0.45)	$(0.28)
Discontinued operations	—	—	—	(0.06)
Net loss per share attributable to RealNetworks- Diluted	$(0.16)	$(0.08)	$(0.45)	$(0.34)

Shares used to compute basic net loss per share	47,055	38,270	43,312	38,247
Shares used to compute diluted net loss per share	47,055	38,270	43,312	38,247

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2021	December 31, 2020
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$28,990	$23,940
Trade accounts receivable, net	10,465	10,229
Deferred costs, current portion	70	196
Investments	2,758	9,965
Prepaid expenses and other current assets	6,155	3,480
Total current assets	48,438	47,810

Equipment and software	29,634	30,726
Leasehold improvements	2,757	2,776
Total equipment, software, and leasehold improvements	32,391	33,502
Less accumulated depreciation and amortization	30,937	31,631
Net equipment, software, and leasehold improvements	1,454	1,871

Operating lease assets	4,478	7,937
Restricted cash equivalents	1,630	1,630
Other assets	945	4,150
Deferred costs, non-current portion	—	74
Deferred tax assets, net	861	909
Goodwill	17,073	17,375

Total assets	$74,879	$81,756

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,183	$2,750
Accrued and other current liabilities	14,214	17,850
Deferred revenue, current portion	2,762	2,122
Total current liabilities	19,159	22,722

Deferred revenue, non-current portion	270	45
Deferred tax liabilities, net	1,068	1,129
Long-term lease liabilities	5,354	6,837
Long-term debt	—	2,895
Other long-term liabilities	718	2,241

Total liabilities	26,569	35,869

Total shareholders' equity	48,310	46,149

Noncontrolling interests	—	(262)

Total equity	48,310	45,887

Total liabilities and equity	$74,879	$81,756

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
	(in thousands)

Cash flows from operating activities:
Net loss from continuing operations	$(19,707)	$(11,086)
Adjustment to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	600	697
Stock-based compensation	3,789	1,093
Loss on equity and other investments, net	6,070	90
Loss on impairment of operating lease assets	2,461	—
Foreign currency (gain) loss	(62)	25
Fair value adjustments to contingent consideration liability	(1,040)	(200)
Gain on deconsolidation of subsidiary	(1,961)	—
Gain on forgiveness of Paycheck Protection Program loan	(2,897)	—
Net change in certain operating assets and liabilities	1,331	(652)
Net cash used in operating activities - continuing operations	(11,416)	(10,033)
Net cash used in operating activities - discontinued operations	—	(4,086)
Net cash used in operating activities	(11,416)	(14,119)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(280)	(261)
Deconsolidation of subsidiary, net	(836)	—
Net cash used in investing activities - continuing operations	(1,116)	(261)
Net cash used in investing activities - discontinued operations	—	(192)
Net cash used in investing activities	(1,116)	(453)
Cash flows from financing activities:
Proceeds from issuance of common stock (stock options)	534	—
Proceeds from issuance of preferred stock	—	10,000
Proceeds from equity offering, net of costs	20,114	—
Tax payments from shares withheld upon vesting of restricted stock	(186)	(12)
Payment of contingent consideration liability	(2,500)	—
Proceeds from long-term debt	—	2,876
Other financing activities	—	2,106
Net cash provided by financing activities - continuing operations	17,962	14,970
Net cash provided by financing activities - discontinued operations	—	2,007
Net cash provided by financing activities	17,962	16,977
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(380)	32
Net increase in cash, cash equivalents and restricted cash	5,050	2,437
Cash, cash equivalents, and restricted cash, beginning of period	25,570	22,179
Cash, cash equivalents, and restricted cash, end of period	30,620	24,616
Less: Cash, cash equivalents and restricted cash from discontinued operations	—	6,741
Cash, cash equivalents, and restricted cash from continuing operations, end of period	$30,620	$17,875

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2021			2020
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$2,763	$2,061	$3,309	$3,384	$2,543	$3,159	$3,495
Mobile Services (B)	5,772	6,356	5,980	7,338	6,400	6,461	6,690
Games (C)	5,797	6,144	6,599	6,879	7,611	7,465	6,637
Total net revenue	$14,332	$14,561	$15,888	$17,601	$16,554	$17,085	$16,822

Net Revenue by Product
Consumer Media
- Software License (D)	$1,506	$841	$1,875	$1,593	$642	$1,702	$2,020
- Subscription Services (E)	779	793	818	867	892	898	929
- Product Sales (F)	270	330	438	625	193	261	222
- Advertising & Other (G)	208	97	178	299	816	298	324

Mobile Services
- Software License (H)	1,459	1,931	1,391	2,376	931	972	831
- Subscription Services (I)	4,313	4,425	4,589	4,962	5,469	5,489	5,859

Games
- Subscription Services (J)	2,361	2,431	2,528	2,589	2,705	2,730	2,770
- Product Sales (K)	2,612	2,830	3,163	3,315	3,874	3,712	2,978
- Advertising & Other (L)	824	883	908	975	1,032	1,023	889

Total net revenue	$14,332	$14,561	$15,888	$17,601	$16,554	$17,085	$16,822

Net Revenue by Geography
United States	$9,227	$9,209	$9,932	$10,893	$11,855	$10,742	$10,214
Rest of world	5,105	5,352	5,956	6,708	4,699	6,343	6,608
Total net revenue	$14,332	$14,561	$15,888	$17,601	$16,554	$17,085	$16,822

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.
(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from player purchases of in-game virtual goods within our free-to-play games, mobile and PC games, online games subscription services, and advertising on games sites and social network sites.
Net Revenue by Product
(D) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(E) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(F) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(G) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(H) Software license revenue within Mobile Services includes revenue from our facial recognition platform, SAFR and our integrated RealTimes platform.
(I) Subscription services revenue within Mobile Services includes revenue from our messaging products, including Metcalf intercarrier messaging services and Kontxt, as well as ringback tones and related professional services provided to mobile carriers.
(J) Subscription services revenue within Games includes revenue from online games subscriptions.
(K) Product sales revenue within Games includes revenue from player purchases of in-game virtual goods, retail and wholesale games-related revenue, as well as sales of mobile games.
(L) Advertising & other revenue within Games includes advertising on games sites and social network sites.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2021		2020	2021	2020
	Q3	Q2	Q3	YTD	YTD
	(in thousands)
Consumer Media

Net revenue	$2,763	$2,061	$2,543	$8,133	$9,197
Cost of revenue	418	497	593	1,393	1,723
Gross profit	2,345	1,564	1,950	6,740	7,474

Gross margin	85%	76%	77%	83%	81%

Operating expenses	1,495	2,332	2,092	6,028	6,754
Operating income (loss), a GAAP measure	$850	$(768)	$(142)	$712	$720
Depreciation and amortization	16	5	17	37	45

Contribution margin, a non-GAAP measure	$866	$(763)	$(125)	$749	$765

Mobile Services

Net revenue	$5,772	$6,356	$6,400	$18,108	$19,551
Cost of revenue	1,282	1,517	1,511	4,291	4,989
Gross profit	4,490	4,839	4,889	13,817	14,562

Gross margin	78%	76%	76%	76%	74%

Operating expenses	5,890	6,332	5,577	18,367	18,847
Operating loss, a GAAP measure	$(1,400)	$(1,493)	$(688)	$(4,550)	$(4,285)
Depreciation and amortization	80	79	88	243	288

Contribution margin, a non-GAAP measure	$(1,320)	$(1,414)	$(600)	$(4,307)	$(3,997)

Games

Net revenue	$5,797	$6,144	$7,611	$18,540	$21,713
Cost of revenue	1,414	1,552	1,955	4,671	5,707
Gross profit	4,383	4,592	5,656	13,869	16,006

Gross margin	76%	75%	74%	75%	74%

Operating expenses	4,844	4,849	5,152	14,791	15,051
Operating income (loss), a GAAP measure	$(461)	$(257)	$504	$(922)	$955
Depreciation and amortization	78	81	71	235	275

Contribution margin, a non-GAAP measure	$(383)	$(176)	$575	$(687)	$1,230

Corporate

Cost of revenue	$5	$6	$3	$15	$10
Gross profit	(5)	(6)	(3)	(15)	(10)

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	5,443	3,170	2,521	13,573	7,852
Operating loss, a GAAP measure	$(5,448)	$(3,176)	$(2,524)	$(13,588)	$(7,862)
Other expense, net	46	(45)	(104)	105	63
Foreign currency (gain) loss	(47)	88	143	(62)	25
Depreciation and amortization	29	28	28	85	89
Fair value adjustments to contingent consideration liability	—	—	—	(1,040)	(200)
Restructuring and other charges	1,017	718	307	4,906	1,097
Stock-based compensation	2,518	435	390	3,789	1,093

Contribution margin, a non-GAAP measure	$(1,885)	$(1,952)	$(1,760)	$(5,805)	$(5,695)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) from continuing operations to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2021		2020	2021	2020
	Q3	Q2	Q3	YTD	YTD
	(in thousands)

Reconciliation of GAAP Net income (loss) from continuing operations to adjusted EBITDA:

Net loss from continuing operations	$(7,668)	$(1,485)	$(3,308)	$(19,707)	$(11,086)
Income tax expense	6	18	316	133	606
Interest expense	27	24	7	146	12
Interest income	(7)	(7)	(6)	(27)	(31)
Loss on equity and other investments, net	1,229	569	37	6,070	90
Foreign currency (gain) loss	(47)	88	143	(62)	25
Depreciation and amortization	203	193	204	600	697
Fair value adjustments to contingent consideration liability	—	—	—	(1,040)	(200)
Gain on forgiveness of Paycheck Protection Program loan	—	(2,897)	—	(2,897)	—
Gain on deconsolidation of subsidiary	—	(1,961)	—	(1,961)	—
Restructuring and other charges	1,017	718	307	4,906	1,097
Stock-based compensation	2,518	435	390	3,789	1,093
Adjusted EBITDA, a non-GAAP measure	$(2,722)	$(4,305)	$(1,910)	$(10,050)	$(7,697)